Exhibit 99.1

United Rentals, Inc. 100 First Stamford Place Stamford, CT 06902 tel: 203 622-3131 fax: 203 622-6080 unitedrentals.com

United Rentals to Present at the Oppenheimer 10th Annual Industrial Growth Conference

STAMFORD, Conn. – May 6, 2015 – United Rentals, Inc. (NYSE: URI) today announced that it will participate in the Oppenheimer & Co. 10th Annual Industrial Growth Conference on Wednesday, May 13, 2015. The conference will include a presentation by Michael Kneeland, chief executive officer, and William Plummer, chief financial officer.

The presentation, which is scheduled to begin at 10:15 a.m. (EDT), will be available via the following link: http://www.veracast.com/webcasts/opco/industrials2015/72204308985.cfm

The presentation may also be accessed on www.unitedrentals.com, where it will be archived for 30 days.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world. The company has an integrated network of 888 rental locations in 49 states and 10 Canadian provinces. The company’s approximately 12,500 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers approximately 3,300 classes of equipment for rent with a total original cost of $8.39 billion. United Rentals is a member of the Standard & Poor’s 500 Index, the Barron’s 400 Index and the Russell 3000 Index® and is headquartered in Stamford, Conn. Additional information about United Rentals is available at unitedrentals.com.

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Contact:

Fred Bratman

(203) 618-7318

Cell: (917) 847-4507

fbratman@ur.com